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As filed with the Securities and Exchange Commission on May 17, 2000
                                              Registration No. 333-63357


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         BRUSH ENGINEERED MATERIALS INC.
                       AS SUCCESSOR TO BRUSH WELLMAN INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  OHIO                                34-1919973
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)
                               -------------------

                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110
              (Address and Zip Code of Principal Executive Offices)
                               ------------------

            BRUSH ENGINEERED MATERIALS INC. 1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                               ------------------

                               Michael C. Hasychak
                     Vice President, Secretary and Treasurer
                         Brush Engineered Materials Inc.
                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110
                     (Name and Address of Agent for Service)

                                 (216) 486-4200
          (Telephone Number, Including Area Code, of Agent for Service)
                         ------------------------------

                                   Copies to:

                              David P. Porter, Esq.
                           Jones, Day, Reavis & Pogue
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 (216) 586-3939
                         ------------------------------

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Brush Engineered Materials Inc., an Ohio corporation, as successor issuer to Brush Wellman Inc., an Ohio corporation, hereby adopts this Registration Statement, as amended, for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Description of the Transaction" herein.

         This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 464 under the Securities Act.


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DESCRIPTION OF THE TRANSACTION

         This post-effective amendment is being filed in connection with a corporate restructuring (the "Reorganization") of Brush Wellman Inc., an Ohio corporation ("Brush"), into a holding company organizational structure, with Brush becoming the wholly-owned subsidiary of Brush Engineered Materials Inc., an Ohio corporation ("Holding Company" or the "Registrant").

         On May 2, 2000, the shareholders of Brush, at the 2000 Annual Meeting of Shareholders, approved the Reorganization. The Reorganization was implemented in accordance with Section 1701.78 of the Ohio General Corporation Law by the merger (the "Merger") of Brush Merger Co., an Ohio corporation and newly formed subsidiary of Holding Company ("Merger Co."), into Brush, the surviving corporation. As a result of the Merger, Holding Company is the sole shareholder of Brush. In the Merger, which was consummated on May 16, 2000, each share of common stock of Brush, par value $1.00 per share (each, a "Brush Common Share"), other than Brush Common Shares with respect to which dissenters' rights have been exercised, was converted into one share of common stock of Holding
Company, without par value (each, a "Holding Company Common Share"). Accordingly, all of the Brush Common Shares offered under the Brush Engineered Materials Inc. 1995 Stock Incentive Plan (the "Plan") will be Holding Company Common Shares. In approving the Reorganization, the shareholders of Brush approved the amendment of the Plan by Holding Company.

         Pursuant to Rule 414(d) under the Securities Act, Holding Company, as successor issuer to Brush, hereby expressly adopts, as of May 16, 2000, the Registration Statement of Brush on Form S-8, as amended (Registration No. 333-63357), that is applicable to Brush Common Shares issuable under the Plan, as the Registration Statement of Holding Company for all purposes under the Securities Act and the Exchange Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         (A) Holding Company: The following documents, which have previously been filed by Holding Company with the Commission (File No. 333-95917), are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

                  (1) Registration Statement on Form S-4, filed on February 1, 2000 (Registration No. 333-95917);

                  (2) Amendment No. 1 to the Registration Statement on Form S-4, filed on March 10, 2000 (Registration No. 333-95917);

                  (3) Amendment No. 2 to the Registration Statement on Form S-4, filed on March 29, 2000 (Registration No. 333-95917);

                  (4) The description of Holding Company's Common Stock included in the Registration Statement on Form S-4 (Registration No. 333-95917), including any amendment or report filed for the purpose of updating such description;

                  (5)      Form 8-A, filed on May 16, 2000; and

                  (6)      Current Report on Form 8-K, filed on May 16, 2000.


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         (B) Brush: The following documents, which have heretofore been filed by
Brush with the Commission pursuant to the Exchange Act (File No. 1-7006), are incorporated by reference herein and shall be deemed to be a part hereof:

                  (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                  (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

                  (3)      Current Report on Form 8-K, filed on May 9, 2000;

                  (4)      Current Report on Form 8-K, filed on May 16, 2000;
                           and

                  (5)      Form 8-A/A, filed on May 16, 2000.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In general, a director of an Ohio corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director (1) has not acted in good faith, (2) has not acted in a manner he reasonably believes to be in or not opposed to the best interests of the corporation or (3) has not acted with the care that an ordinarily prudent person in a like position would use under similar circumstances. Monetary damages for any act taken or omission made as a director are generally awarded only if it is proved by clear and convincing evidence that the director undertook such act or omission either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

         Under Ohio law, a corporation must indemnify its directors, officers, employees and agents against expenses reasonably incurred in connection with the successful defense (on the merits or otherwise) of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceedings (including certain derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful.

         Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the shareholders.

         Under Ohio law, a corporation may pay the expenses of any indemnified individual as they are incurred, in advance of the final disposition of the matter, if the individual provides an undertaking to repay the amount if it is ultimately determined that he is not entitled to be indemnified. Ohio law generally requires all expenses, including attorney's fees, incurred by a director


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in defending any action, suit or proceeding to be paid by the corporation as they are incurred if the director agrees (i) to repay such amounts in the event that it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) to reasonably cooperate with the corporation concerning the action, suit or proceeding.

         The code of regulations of Brush Engineered Materials Inc. provides for indemnification that is coextensive with that permitted under Ohio law. In addition, Brush Engineered Materials Inc. may enter into agreements that indemnify its directors and certain of its officers to the maximum extent permitted by applicable law. The indemnification so granted is not limited to the indemnification specifically authorized by the Ohio General Corporation Law. Each agreement represents a contractual obligation of Brush Engineered Materials Inc. that cannot be altered unilaterally.

         It is anticipated that Brush Engineered Materials Inc. will obtain a directors' and officers' liability insurance policy, pursuant to which the directors and officers of Brush Engineered Materials will be insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4(a) Brush Engineered Materials Inc. (formerly Brush Wellman Inc.) 1995 Stock Incentive Plan, as amended as of March 3, 1998 (filed as Exhibit A to the Registrant's Proxy Statement dated March 16, 1998, Commission File No. 1-7006), incorporated herein by reference.

         4(b) Amendment, dated May 16, 2000, to Brush Engineered Materials Inc. (formerly Brush Wellman Inc.) 1995 Stock Incentive Plan.


         4(c) Amended and Restated Articles of Incorporation of Brush Engineered Materials Inc. (filed as Annex B to the Registration Statement on Form S-4 filed by Brush Engineered Materials Inc. on February 1, 2000 (Registration No. 333-95917), incorporated herein by reference.

         4(d) Amended and Restated Code of Regulations of Brush Engineered Materials Inc. (filed as Exhibit 4(b) to the Current Report on Form 8-K filed by Brush Wellman Inc. on May 16, 2000), incorporated herein by reference.

         4(e) Rights Agreement, dated as of May 10, 2000, by and between Brush Engineered Materials Inc. and National City Bank, N.A. as Rights Agent (filed as Exhibit 4(a) to the Current Report on Form 8-K filed by Brush Engineered Materials Inc. on May 16, 2000), incorporated herein by reference.

         23       Consent of Ernst & Young LLP, Independent Auditors.

         24 Power of Attorney for each officer and director of Brush Engineered Materials Inc. signing this Registration Statement through an attorney-in-fact.



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ITEM 9.  UNDERTAKINGS.

         (A)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling


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                  person in connection with the securities being registered, the
                  Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Brush Engineered Materials Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 16th day of May, 2000.

                                       BRUSH ENGINEERED MATERIALS INC.


                                       /s/ Michael C. Hasychak
                                       ---------------------------------------
                                       Michael C. Hasychak
                                       Vice President, Secretary and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of May 16, 2000.


/s/ Gordon D. Harnett*                               /s/ Joseph P. Keithley*
--------------------------------------------         -----------------------
Gordon D. Harnett                                    Joseph P. Keithley
Chairman of the Board, President,                    Director
Chief Executive Officer, and Director
(principal executive officer)


/s/ John D. Grampa*                                  /s/ William P. Madar*
--------------------------------------------         ---------------------
John D. Grampa                                       William P. Madar
Vice President - Finance and Chief                   Director
Financial Officer (principal
financial and accounting officer)


/s/ Albert C. Bersticker*                            /s/ William R. Robertson*
--------------------------------------------         -------------------------
Albert C. Bersticker                                 William R. Robertson
Director                                             Director


/s/ Charles F. Brush, III*                           /s/ John Sherwin, Jr.*
--------------------------------------------         ----------------------
Charles F. Brush, III                                John Sherwin, Jr.
Director                                             Director


/s/ David L. Burner*
--------------------------------------------
David L. Burner
Director

/s/ David H. Hoag*
--------------------------------------------
David H. Hoag
Director



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         * The undersigned by signing his name hereto, does sign and execute this Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of Brush Engineered Materials Inc. and filed herewith as Exhibit 24 on behalf of Brush Engineered Materials Inc. and each such person.


                             By: /s/ Michael C. Hasychak
                             -------------------------------------
                             Michael C. Hasychak, Attorney-in-fact

May 16, 2000

                                  EXHIBIT INDEX

         4(a) Brush Engineered Materials Inc. (formerly Brush Wellman Inc.) 1995 Stock Incentive Plan, as amended as of March 3, 1998 (filed as Exhibit A to the Registrant's Proxy Statement dated March 16, 1998, Commission File No. 1-7006), incorporated herein by reference.

         4(b) Amendment, dated May 16, 2000, to Brush Engineered Materials Inc. (formerly Brush Wellman Inc.) 1995 Stock Incentive Plan.

         4(c) Amended and Restated Articles of Incorporation of Brush Engineered Materials Inc. (filed as Annex B to the Registration Statement on Form S-4 filed by Brush Engineered Materials Inc. on February 1, 2000 (Registration No. 333-95917), incorporated herein by reference.

         4(d) Amended and Restated Code of Regulations of Brush Engineered Materials Inc. (filed as Exhibit 4(b) to the Current Report on Form 8-K filed by Brush Wellman Inc. on May 16, 2000), incorporated herein by reference.

         4(e) Rights Agreement, dated as of May 10, 2000, by and between Brush Engineered Materials Inc. and National City Bank, N.A. as Rights Agent (filed as Exhibit 4(a) to the Current Report on Form 8-K filed by Brush Engineered Materials Inc. on May 16, 2000), incorporated herein by reference.

         23       Consent of Ernst & Young LLP, Independent Auditors.

         24 Power of Attorney for each officer and director of Brush Engineered Materials Inc. signing this Registration Statement through an attorney-in-fact.